SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRISTAR AEROSPACE

          GABELLI ASSOCIATES LTD
                                11/29/99          100,000             9.4375
          GABELLI ASSOCIATES FUND
                                11/29/99          115,000             9.4375
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                11/18/99           14,700             9.3125
                                11/18/99           28,400-            9.3525



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.